Exhibit 99.1

2U, Inc. Reports Results for Second Quarter 2020

Delivers revenue growth of 35%

LANHAM, Md. — July 30, 2020 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the second quarter ended June 30, 2020.

Results for Second Quarter 2020 Compared to Second Quarter 2019

•	Revenue increased 35% to $182.7 million
•	Graduate Program Segment revenue increased 14% to $115.7 million
•	Alternative Credential Segment revenue increased 97% to $67.0 million, including $36.6 million in revenue from Trilogy, acquired in May 2019
•	Net loss increased $38.2 million to $66.2 million, or $1.03 per share

Non-GAAP Results for Second Quarter 2020 Compared to Second Quarter 2019

•	Adjusted net loss was $21.8 million, or $0.34 per share, compared to adjusted net loss of $25.8 million, or $0.43 per share
•	Adjusted EBITDA loss was $2.1 million, compared to a loss of $15.0 million

“In these complex and challenging times, the importance of 2U’s mission and the value we deliver for our partners and their students has never been more clear,” Co-Founder and CEO Christopher “Chip” Paucek said. “As universities accelerate their digital transformations and more students affirmatively choose to pursue an education online, we believe our strong relationships with leading universities and the unmatched scale and quality of our portfolio of offerings position us well for future growth.”

“We are driving significant improvement in key profitability and cash flow metrics while maintaining quality, enhancing operational efficiency, and executing on growth opportunities,” said Chief Financial Officer Paul Lalljie. “We delivered a significant improvement in free cash flow in the second quarter and expect to achieve EBITDA profitability next quarter and for the full year. We also increased our financial flexibility with our recent convertible senior notes offering and revolving line of credit.”

Discussion of Second Quarter 2020 Results

Revenue totaled $182.7 million, a 35% increase from $135.5 million in the second quarter of 2019. Graduate Program Segment revenue grew 14% to $115.7 million driven by an 18% increase in full course equivalent (“FCE”) enrollments, partially offset by a 3% decrease in average revenue per FCE enrollment. Alternative Credential Segment revenue increased 97% to $67.0 million, driven by FCE enrollments of 20,435. The acquisition of Trilogy was completed on May 22, 2019, making this quarter the last period for which comparative period results do not exist.

Costs and expenses totaled $231.8 million, a 28% increase from $181.5 million in the second quarter of 2019. This $50.3 million increase was driven by $33.8 million of incremental operating costs related to Trilogy, with the remaining increase primarily attributable to personnel and personnel-related expense, curriculum and teaching costs, and depreciation and amortization expense, partially offset by decreased spend on travel and entertainment due to cost efficiencies and the impact of COVID-19.

As of June 30, 2020, the company’s cash, cash equivalents, and restricted cash totaled $213.0 million, an increase of $23.1 million from $189.9 million as of December 31, 2019. The cash balance as of June 30, 2020 reflects net proceeds from the convertible senior notes offering. As of June 30, 2020, the company’s outstanding borrowings were $385.3 million, principally related to the issuance of its convertible senior notes.

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, foreign currency gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, impairment charges, losses on debt extinguishment, and stock-based compensation expense. The company defines unlevered free cash flow as net cash provided by (used in) operating activities, less capital expenditures, payments to university clients, restructuring-related and certain other non-ordinary cash payments, and cash interest payments on debt. The company defines adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, impairment charges, losses on debt extinguishment, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods that result in adjusted net income, and basic weighted-average shares outstanding for periods that result in an adjusted net loss. As of the date of this earnings release, we revised our definitions of adjusted EBITDA (loss) and adjusted net income (loss) to exclude losses on debt extinguishment. We believe this change is useful to investors because we did not have a loss on debt extinguishment in prior periods, and as a result, excluding the impact of such a loss beginning this period facilitates a period-to-period comparison.

The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share measures has certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Conference Call Information

What:	2U, Inc.’s second quarter 2020 financial results conference call
When:	Thursday, July 30, 2020
Time:	4:30 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 435 digital and in-person educational offerings, including undergraduate and graduate degrees, professional certificates, Trilogy-powered boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 245,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the acquisition of Trilogy and future results of the operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on the company’s industry and innovations by competitors;

•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	the company’s dependence on third parties to provide certain technological services or components used in its platform;

•	the company’s expectations about the predictability, visibility and recurring nature of its business model;

•	the company’s ability to meet the anticipated launch dates of its degree programs, short courses and boot camps;

•	the company’s ability to acquire new university clients and expand its degree programs, short courses and boot camps with existing university clients;

•	the company’s ability to successfully integrate the operations of its acquisitions, including Trilogy, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;

•	the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•	the company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing its convertible senior notes and the credit agreement governing its revolving credit facility;

•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets;

•	the company’s ability to continue to recruit prospective students for its offerings;

•	the company’s ability to maintain or increase student retention rates in its degree programs;

•	the company’s ability to attract, hire and retain qualified employees;

•	the company’s expectations about the scalability of its cloud-based platform;

•	potential changes in regulations applicable to the company or its university clients;

•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the impact and cost of stockholder activism;

•	the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic;

•	the company’s expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and

•	other factors beyond the company’s control.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by risks and uncertainties under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2U.com

Media Contact: Glenda Felden, 2U, Inc., media@2U.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$194,803	$170,593
Restricted cash	18,228	19,276
Accounts receivable, net	71,580	33,655
Prepaid expenses and other assets	40,378	37,424
Total current assets	324,989	260,948
Property and equipment, net	55,066	57,643
Right-of-use assets	49,813	43,401
Goodwill	406,340	418,350
Amortizable intangible assets, net	320,559	333,075
University payments and other assets, non-current	75,793	73,413
Total assets	$1,232,560	$1,186,830
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$84,541	$65,381
Accrued compensation and related benefits	29,090	21,885
Deferred revenue	77,071	48,833
Lease liability	8,484	7,320
Other current liabilities	13,785	12,535
Total current liabilities	212,971	155,954
Long-term debt	263,129	246,620
Deferred tax liabilities, net	2,424	5,133
Lease liability, non-current	73,592	66,974
Other liabilities, non-current	1,073	899
Total liabilities	553,189	475,580
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 64,300,599 shares issued and outstanding as of June 30, 2020; 63,569,109 shares issued and outstanding as of December 31, 2019	64	63
Additional paid-in capital	1,306,483	1,197,379
Accumulated deficit	(605,661)	(479,388)
Accumulated other comprehensive loss	(21,515)	(6,804)
Total stockholders’ equity	679,371	711,250
Total liabilities and stockholders’ equity	$1,232,560	$1,186,830

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$182,687	$135,461	$358,166	$257,695
Costs and expenses
Curriculum and teaching	26,256	13,308	46,734	20,009
Servicing and support	30,294	23,993	60,827	44,167
Technology and content development	37,307	26,043	72,817	45,837
Marketing and sales	98,341	89,749	197,556	166,710
General and administrative	39,554	28,408	83,207	51,431
Total costs and expenses	231,752	181,501	461,141	328,154
Loss from operations	(49,065)	(46,040)	(102,975)	(70,459)
Interest income	154	1,814	667	4,163
Interest expense	(6,518)	(2,424)	(12,011)	(2,479)
Loss on debt extinguishment	(11,671)	—	(11,671)	—
Other income (expense), net	570	(13)	(1,701)	(383)
Loss before income taxes	(66,530)	(46,663)	(127,691)	(69,158)
Income tax benefit	363	18,691	1,418	19,632
Net loss	$(66,167)	$(27,972)	$(126,273)	$(49,526)
Net loss per share, basic and diluted	$(1.03)	$(0.46)	$(1.98)	$(0.83)
Weighted-average shares of common stock outstanding, basic and diluted	64,075,405	60,516,662	63,850,869	59,334,246
Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	1,404	2,243	(14,711)	1,871
Comprehensive loss	$(64,763)	$(25,729)	$(140,984)	$(47,655)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(126,273)	$(49,526)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	5,675	520
Depreciation and amortization expense	47,470	24,351
Stock-based compensation expense	41,961	19,551
Non-cash lease expense	7,299	5,264
Provision for credit losses	1,267	993
Loss on debt extinguishment	11,671	—
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(39,521)	(25,548)
Payments to university clients	4,354	(20,060)
Prepaid expenses and other assets	(8,774)	(8,796)
Accounts payable and accrued expenses	19,606	18,081
Accrued compensation and related benefits	7,383	(5,964)
Deferred revenue	28,843	15,849
Other liabilities, net	(9,299)	(23,056)
Other	1,694	392
Net cash used in operating activities	(6,644)	(47,949)
Cash flows from investing activities
Purchase of a business, net of cash acquired	(949)	(387,815)
Additions of amortizable intangible assets	(32,497)	(32,430)
Purchases of property and equipment	(4,254)	(8,135)
Purchase of investments	—	(5,000)
Proceeds from maturities of investments	—	25,000
Advances made to university clients	—	(100)
Advances repaid by university clients	275	200
Net cash used in investing activities	(37,425)	(408,280)
Cash flows from financing activities
Proceeds from debt	371,708	243,726
Payments on debt	(250,409)	—
Payment of debt issuance costs	(3,419)	(1,953)
Purchases of capped calls in connection with issuance of convertible senior notes	(50,540)	—
Prepayment premium on extinguishment of senior secured term loan facility	(2,528)	—
Proceeds from exercise of stock options	1,825	2,380
Tax withholding payments associated with settlement of restricted stock units	(464)	(2,558)
Proceeds from employee stock purchase plan share purchases	1,771	—
Payments for acquisition of amortizable intangible assets	—	(1,283)
Net cash provided by financing activities	67,944	240,312
Effect of exchange rate changes on cash	(713)	(371)
Net increase (decrease) in cash, cash equivalents and restricted cash	23,162	(216,288)
Cash, cash equivalents and restricted cash, beginning of period	189,869	449,772
Cash, cash equivalents and restricted cash, end of period	$213,031	$233,484

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net loss for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands, except share and per share amounts)
Net loss	$(66,167)	$(27,972)	$(126,273)	$(49,526)
Adjustments:
Foreign currency (gain) loss	(570)	13	1,701	383
Amortization of acquired intangible assets	10,605	5,341	21,388	6,767
Income tax benefit on amortization of acquired intangible assets	(331)	(381)	(710)	(772)
Acquisition-related income tax benefit	—	(19,262)	—	(19,262)
Deferred revenue fair value adjustment	—	3,352	—	3,352
Transaction and integration costs	359	3,093	1,083	5,024
Restructuring-related costs	196	—	484	—
Stockholder activism costs	1,347	—	5,586	—
Loss on debt extinguishment	11,671	—	11,671	—
Stock-based compensation expense	21,091	9,967	41,961	19,551
Total adjustments	44,368	2,123	83,164	15,043
Adjusted net loss	$(21,799)	$(25,849)	$(43,109)	$(34,483)
Net loss per share, basic and diluted	$(1.03)	$(0.46)	$(1.98)	$(0.83)
Adjusted net loss per share, basic and diluted	$(0.34)	$(0.43)	$(0.68)	$(0.58)
Weighted-average shares of common stock outstanding, basic and diluted	64,075,405	60,516,662	63,850,869	59,334,246

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net loss	$(66,167)	$(27,972)	$(126,273)	$(49,526)
Adjustments:
Net interest expense (income)	6,364	610	11,344	(1,684)
Foreign currency (gain) loss	(570)	13	1,701	383
Income tax benefit	(363)	(18,691)	(1,418)	(19,632)
Depreciation and amortization expense	23,985	14,653	47,470	24,351
Deferred revenue fair value adjustment	—	3,352	—	3,352
Transaction and integration costs	359	3,093	1,083	5,024
Restructuring-related costs	196	—	484	—
Stockholder activism costs	1,347	—	5,586	—
Loss on debt extinguishment	11,671	—	11,671	—
Stock-based compensation expense	21,091	9,967	41,961	19,551
Total adjustments	64,080	12,997	119,882	31,345
Adjusted EBITDA (loss)	$(2,087)	$(14,975)	$(6,391)	$(18,181)

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net cash used in operating activities to unlevered free cash flow for each of the twelve-month periods indicated:

	Twelve Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(in thousands)
Net cash used in operating activities	$(10,669)	$(29,309)	$(51,974)	$(62,738)
Additions to amortizable intangible assets	(64,990)	(67,161)	(64,923)	(64,427)
Purchases of property and equipment	(9,536)	(12,693)	(13,421)	(15,279)
Payments on acquisition of amortizable intangible assets	(897)	(897)	(2,180)	(1,283)
Payments to university clients	7,500	14,925	26,100	26,450
Non-ordinary cash payments*	17,874	19,544	13,989	11,008
Free cash flow	(60,718)	(75,591)	(92,409)	(106,269)
Cash interest payments on debt	16,475	17,064	12,147	7,128
Unlevered free cash flow	$(44,243)	$(58,527)	$(80,262)	$(99,141)

*	Non-ordinary cash payments include transaction, integration, restructuring-related and stockholder activism costs.

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the FCE enrollments and average revenue per FCE enrollment in the company’s Graduate Program Segment for the last eight quarters.

	Q2 ‘20	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19	Q4 ‘18	Q3 ‘18
Graduate Program Segment FCE enrollments	46,142	45,734	41,704	40,910	39,180	39,512	34,695	32,665
Graduate Program Segment average revenue per FCE enrollment	$2,507	$2,590	$2,595	$2,527	$2,588	$2,637	$2,792	$2,747

Alternative Credential Segment

The following table sets forth the FCE enrollments and average revenue per FCE enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q2 ‘20	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19	Q4 ‘18	Q3 ‘18
Alternative Credential Segment FCE enrollments	20,435	15,141	14,639	14,729	12,662	9,128	9,041	8,937
Alternative Credential Segment average revenue per FCE enrollment*	$3,279	$3,766	$3,883	$3,825	$2,955	$1,979	$2,015	$1,930

*	The Trilogy acquisition was completed on May 22, 2019. Average revenue per FCE enrollment for the company’s Alternative Credential Segment includes $3.3 million, $6.0 million and $1.9 million of purchase accounting adjustments for the second, third and fourth quarters of 2019, respectively.